UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
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CHDT CORPORATION
(Name of Registrant as Specified In Its Charter)

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CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
Telephone: (954) 252-3440

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear holders of Common Stock, $0.0001 Par Value (“shareholders” or “you”):

No action is required by you. The accompanying Information Statement is furnished only to inform shareholders of the actions described below before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Florida Statutes. This Information Statement is first mailed to you on or about May 5, 2009.

The enclosed information statement is being furnished to shareholders of record as of April 29, 2009, of CHDT Corporation ("Company,” "CHDT,” “we,” “us’” or “our”), a Florida corporation, in connection with the following proposals (“Proposals”): (1) election of directors; and (2) ratification of Robison Hill & Company of Salt Lake City, Utah as the public auditors of the Company for the fiscal year ending December 31, 2009.

All of the foregoing proposals were approved on April 22, 2009, by action by written consent of a majority vote of shareholders ("Majority Shareholder Action") entitled to vote on the record date. Our Board of Directors has reviewed and unanimously approved all of the Proposals.

Holders of approximately 54% of our Common Stock have executed written consents in favor of the Proposals. However, under federal law the Proposals will not be effective until at least 20 days after this Information Statement has first been sent to shareholders who have not previously consented, which date is May 8, 2009.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the proposals is authorized by Section 607.0704 of the Florida Statutes and Section 5 of the Company's Bylaws, which provide that the written consent of shareholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the proposals as early as possible in order to accomplish the purposes of the Company as described in this Information Statement, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

Please feel free to call us at (954) 252-3440 should you have any questions on the enclosed Information Statement.

For the Board of Directors of

CHDT Corporation

By: /s/ Stewart Wallach, Chief Executive Officer
Stewart Wallach, Chief Executive Officer
April 29, 2009

CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS
IN LIEU OF AN ANNUAL OR SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Holders of CHDT Corporation Common Stock, $0.0001 par value, (“shareholders” or “you”):

This Information Statement is being furnished to the shareholders of CHDT Corporation (“Company,” “we,” “our” or “us”), a Florida corporation with its principal executive offices at 350 Jim Moran Boulevard, Suite 120, Deerfield Beach, Florida 33442, Broward County, in connection with the following corporate actions, which will take effect 20 days after the mailing of this Information Statement:

(1)
Election of the following seven (7) directors, who were nominated by the Board of Directors for election to the Board of Directors of the Company for a term ending one year from date that the newly elected directors assuming office:

(a) Stewart Wallach;
(b) Howard Ullman;
(c) Gerry McClinton;
(d) Laurie Holtz;
(e) Jeffrey Postal;
(f) Jeffrey Guzy; and
(g) Larry Sloven.

All of the above are currently serving as directors of the Company.

(2)
Ratification of the appointment of Robison Hill & Company as public auditors of the Company for the fiscal year ending December 31, 2009. Robison Hill & Company have been the Company’s public auditors since 2000.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Florida law provides in substance that unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

QUESTIONS AND ANSWERS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Proposals and Majority Shareholder Action - even though your vote is neither required nor requested for the Proposals to become effective.

Q. What will I receive when the Proposals are effective?

A. The Proposals have already been approved, and you will not receive anything further.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Proposals by a written consent in lieu of a stockholders' meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Florida law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact Jill Mohler, Secretary, at Company, (954) 252-3440 or mail your inquiry to her at CHDT Corporation, 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442.

BUSINESS

We are a Florida corporation and a public holding company engaged through our two, wholly-owned subsidiaries, Capstone Industries, Inc., a Florida corporation, (“Capstone”) and Black Box Innovations, LLC, a Florida limited liability company, (“BBIL”). Capstone produces and sells consumer goods in North America, which products are manufactured abroad for Capstone by contract manufacturers, especially manufacturers in the Peoples' Republic of China. Black Box Innovation, LLC is currently inactive. BBIL produces and sells computer memory products, which are also manufactured for BBIL by contract manufacturers in China. BBI operates as a division of Capstone and Capstone personnel provide the labor and services necessary to operate BBIL. This allows BBIL to utilize Capstone’s existing relationships with retailers as well as reduce operational startup costs by sharing expenses such as labor costs, office space rental and Products Liability and General Insurance. Once BBIL products generate sufficient revenues and sales volume can support operations, BBIL will begin running as an independent subsidiary with its own personnel. For both subsidiaries, we sell the products through regional and national distributors and retailers.

We are a fully reporting Securities Exchange Act of 1934, as amended, (“Exchange Act”) company with the U.S. Securities and Exchange Commission or “SEC”, with our common stock quoted on the Over-the-Counter Bulletin Board under the symbol "CHDO.OB."

NO SHAREHOLDER MEETING

There WILL NOT be a meeting of shareholders and none is required under applicable Florida statutes when an action has been approved by majority shareholders without a meeting. This Information Statement is first being mailed on or about May 8, 2009, to the holders of Common Stock as of the Record Date on April 29, 2009. There are estimated 3300 shareholders of record as of April 29, 2009.

DISSENTERS' RIGHTS.

Under Florida law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of voting equity securities of the Company as of April 29, 2009, that are issued and outstanding is the Common Stock, $0.0001 par value per share, or "Common Stock". The table below sets forth, as of April 29, 2009 (“Record Date”), certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group. The table below also shows ownership as of the Record Date of shares of Series B Convertible Redeemable Preferred Stock, $0.10 par value, or the "Preferred Stock," which shares have no voting rights. There were 560,041,646 shares of Common Stock outstanding on the Record Date and 2,108,813 shares of Preferred Stock were outstanding as of April 29, 2009.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of April 29, 2009(1)

	SHARES OF COMMON STOCK/	% OF OUTSTANDING SHARES/
NAME, ADDRESS & TITLE	AFTER CONVERSION OF OPTIONS	AFTER CONVERSION OF OPTIONS

Stewart Wallach,	65,157,295/	12%/
Chief Executive Officer & President (2)	94,655,334	15.2%
350 Jim Moran Blvd. #120
Deerfield Beach, Florida 33442

Howard Ullman,	148,869,536/	27%/
Chairman and Assistant Secretary (3)	150,369,536	24.2%
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Gerry McClinton,	500,000/	*/4.6%
COO & Director (4)	27,750,000
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Laurie Holtz,	4,295,000/	.8%/
Chief Financial Officer & Director (5)	4,795,000.8%
350 Jim Moran Blvd., #20,
Deerfield Beach, Florida 33442

Jeffrey Postal,	7,236,250/	1.2%/
Director (6)	8,236,250	1.3%
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Jill Mohler,	-0-/	-0-/
Secretary (7)	150,000	*
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Jeffrey Guzy,	832,000/	-0-/
Director (8)	1,832,000.29%
3130 19th Street North
Arlington, Virginia 22201

Larry Sloven,	792,000/	-0-/
Director (9)	1,792,000.28%
10400 Griffin Rd. #109
Cooper City, Florida 33328

ALL OFFICERS & DIRECTORS AS A GROUP	227,682,081/	41%/
	289,580,120	46.5%

PRINCIPAL SHAREHOLDERS

Bart Fisher (10)(11)	30,715,419/	5%/
9009 Potomac Forest Drive	30,715,419	5%
Great Falls, Virginia 22066

Margaret Fisher	43,925,000/	8%/
9009 Potomac Forest Drive	43,925,000	7%
Great Falls, Virginia 22066

PRINCIPAL SHAREHOLDER SUBTOTAL:	74,640,419/	13%/
	74,640,419	12%

TOTAL:	302,322,500/	54%/
	364,220,539	58.5%

_____________________
`Notes to Table
(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Total shares includes 27,733,333 million shares that Mr. Wallach has the current right to acquire under a non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.

(3) Total shares include 1,500,000 shares of Common Stock currently available for acquisition under outstanding non-qualified stock options granted to Mr. Ullman. Mr. Ullman was Chief Executive Officer and President of the Company until April 20, 2007. Mr. Ullman was appointed Assistant Secretary of the Company and Capstone in April 2008.

(4) Total shares include 27,250,000 shares of Common Stock currently available for purchase under a non-qualified stock option.

(5) Total includes an aggregate of 500,000 shares of Common Stock available for purchase under a non-qualified stock option issued on February 5, 2008 for services as a director in fiscal year 2007. Mr. Holtz was appointed as Chief Financial Officer in December 2007. Mr. Holtz is the father-in-law of Howard Ullman but disclaims any interest in Mr. Ullman’s ownership of Company securities for SEC reporting purposes.

(6) Total includes an aggregate of 1 million shares of Common Stock available for purchase under two non-qualified stock option issued on February 5, 2008 for services as a director in fiscal year 2007.

(7) Ms. Mohler was appointed as Secretary on February 5, 2008, and replaced Gerry McClinton, who reigned on that same date to focus on his duties as Chief Operating Officer. Ms. Mohler was granted a non-qualified stock option for 150,000 shares of Common Stock in 2008 as part of her compensation arrangement.

(8) Total includes an aggregate of 1 million shares of Common Stock available for purchase under two non-qualified stock option issued on February 5, 2008 for services as a director in fiscal year 2007.

(9) Total includes an aggregate of 1 million shares of Common Stock available for purchase under two non-qualified stock option issued on February 5, 2008 for services as a director in fiscal year 2007.

(10)(11) Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.

(12) If the Preferred Stock is converted into shares of Common Stock, then the number of Common Stock shares issued would be 140,573,454 which would increase the outstanding shares of Common Stock to 700,615,100.

OWNERSHIP OF SERIES PREFERRED STOCK AS OF APRIL 29, 2009

The following table sets forth beneficial ownership of Series B Convertible Preferred Stock of members of Company management as of April 29, 2009.
			Number of
			Shares
	Number of		of Common
	Shares of	% of Shares	Stock issuable
Name	Preferred	Outstanding	upon Conversion

Stewart Wallach,
Chief Executive Officer &President	939,000	44%	62,593,740
350 Jim Moran Blvd. #120
Deerfield Beach, Florida 33442

Howard Ullman,
Chairman and Assistant Secretary	914,813	43%	60,981,434
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Gerry McClinton,	-0-	-0-	-0-
COO &Director
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Laurie Holtz,
Chief Financial Officer & Director	5,000	less than1%	333, 300
350 Jim Moran Blvd., #20,
Deerfield Beach, Florida 33442

Jeffrey Postal,	250,000	11%	16,665,000
Director
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Jill Mohler,	-0-	-0-	-0-
Secretary
350 Jim Moran Blvd., #120
Deerfield Beach, Florida 33442

Jeffrey Guzy,	-0-	-0-	-0-
Director
3130 19th Street North
Arlington, Virginia 22201

Larry Sloven,	-0-	-0-	-0-
Director (9)
10400 Griffin Rd. #109
Cooper City, Florida 33328

ALL OFFICERS & DIRECTORS AS A GROUP	2,108,813	-	140,573,474

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and, as footnoted, also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

MANAGEMENT OF THE COMPANY

CURRENT OFFICERS. The current officers of the Company are:

(1) Stewart Wallach, age 58, was appointed as Chief Executive Officer and President of the Company on April 23, 2007. Mr. Wallach is also the senior executive officer and director of Capstone.

(2) Howard Ullman, age 49, Chairman of the Board of the Company. Mr. Ullman was Chief Executive Officer, President and Chairman of the Board of the Company from December 1, 2003 until his resignation from the Chief Executive Officer and President positions on April 23, 2007.

(3) Gerry McClinton, age 54, is the Chief Operating Officer and a director (appointed as a director on February 5, 2008) of the Company. Mr. McClinton is also a senior executive of Capstone.

(4) Laurie Holtz, age 76, Chief Financial Officer and Director, was appointed as Chief Financial Officer in December 2007. He is an experienced forensic auditor and has worked in that profession in the South Florida region.

(5) Jill Mohler, age 46, Secretary since February 5, 2008. Ms. Mohler served in the Ohio Air National Guard from 1982 to 1989. Ms. Mohler graduated with honors from DeVry University with a Bachelors Degree in Business Administration in October 2006. She began working as Executive Assistant under Stewart Wallach at CHDT Corporation in January 2008.

COMPENSATION OF OFFICERS: SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to, our chief executive officer and our other executive officers earning in excess of $100,000 for services rendered in all capacities during fiscal years ended December 31, 2008, 2007 and 2006. We provide certain perquisites and other personal benefits to some or all of our executives. The unreimbursed incremental cost to us of providing perquisites and other personal benefits did not exceed, as to any of the executives for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive for such year.

	ANNUAL COMPENSATION
NAME & PRINCIPAL POSITION	YEAR	SALARY	BONUS

(1) Howard Ullman (1)
Chairman of the Board (since 4/2007)	2008	$100,000	-0-
Chief Executive Officer & President	2007	$100,000	-0-
(until 4/2007)	2006	$200,000	-0-

(2) Stewart Wallach (2)
Chief Executive Officer & President	2008	$225,000	-0-
(since 4/2007)	2007	$225,000	-0-
& Chairman of Capstone Industries, Inc.	2006	$70,000	-0-

(3) Gerry McClinton, (2)	2008	$150,000	-0-
Chief Operating Officer &	2007	$150,000	-0-
Secretary (till 2/2008)	2006	$85,000	-0-
_________________
Footnotes:

(1) Mr. Ullman resigned as Chief Executive Officer and President of the Company on April 20, 2007 in order to allow the appointment of Stewart Wallach. His salary was adjusted to $100,000 in April 2007.

(2) Mr. Wallach and Mr. McClinton were not officers or directors of the Company in 2005 or 2004.

(3) Salary as Chief Executive Officer of Capstone for 2007 was $225,000. Mr. Wallach was not an officer of the Company until April 23, 2007. Mr. McClinton's 2007 annual salary was $150,000 for Chief Operating Officer of the Company.

(4) Salary as President of Capstone. Mr. McClinton received no salary as Secretary of the Company in 2006.

OTHER COMPENSATION

The following table sets forth non-cash compensation and incentive compensation for senior offices of the Company as of the date of this Information Statement:

LONG TERM COMPENSATION(1)
			Stock Grants
			Underlying
Name	Year	Securities	Options

(1) Howard Ullman	2008	-0-	-0-
	2007	-0-	-0-
	2006	-0-	-0-

(2) Stewart Wallach	2008	(74,667,667)	-0-
	2007	102,400,000	-0-
	2006	-0-	-0-

(3) Gerry McClinton	2008	(850,000)	-0-
	2007	28,100,000	-0-
	2006	-0-	-0-

(4) Laurie Holtz	2008	500,000	-0-
Chief Financial Officer	2007	-0-	-0-
& Director	2006	-0-	-0-

__________________
FOOTNOTE:

(1)	All options are non-qualified options issued outside of any incentive plan.

EMPLOYMENT AGREEMENTS

On February 5, 2008, the Company entered into the following employment agreements, which supersede any existing employment agreements and are the only employment agreements with Company officers:

(1) Stewart Wallach, Chief Executive Officer and President. The employment agreement provides for an annual salary of $225,000 with minimum annual increase in base salary of 5%. Mr. Wallach may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights. Mr. Wallach’s base salary in fiscal year 2008 was $225,000.

(2) Gerry McClinton, Chief Operating Officer. The employment agreement provides for an annual salary of $150,000 with minimum annual increase in base salary of 5%. Mr. McClinton may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights. Mr. McClinton’s base salary in fiscal year 2008 was $150,000.

(3) Howard Ullman, Chairman. The employment agreement provides for an annual salary of $100,000 with minimum annual increase in base salary of 5%. Mr. Ullman may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights. Mr. Ullman’s base salary in fiscal year 2008 was $100,000, which was mostly paid in restricted shares of Common Stock in lieu of cash.

Common Provisions in All Three Employment Agreements: The following provisions are contained in each of the above employment agreements:

* If the officer’s employment is terminated by death or disability, the Company is obligated to pay to the officer or his estate, as the case may be, the following lump sum payment: (a) one year of base salary (at the then current rate), (b) the bonus paid in the previous year to the officer; and (c) the amount of officer’s health and dental insurance premiums for the previous year. If the employment is terminated without cause by the Company or for “good reason” (as defined in the employment agreement) by the officer then the Company must pay the following lump-sum amount to the officer: (aa) the then current annual salary; (bb) the amount of the previous year’s bonus; and (cc) the aggregate annual salary and aggregate bonus payable for the remainder of the term of the employment agreement, and the Company shall continue his health and dental insurance coverage for 18 months after the end of his employment (either by reimbursement of COBRA payments made by him or by paying such premiums for the executive).

* The employment agreement has a three-year term (from February 5, 2008 until February 5, 2011), which can be extended by mutual consent of the parties for up to three (3) additional years. The employment agreement has anti-competition provision for 18 months after the end of employment.

The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10-KSB by the Company for fiscal year ended December 31, 2008 (as filed by the Company with the SEC on March 27, 2008).

OPTION GRANTS IN LAST FISCAL YEAR

Securities Authorized for Issuance under 2005 Equity Plan

The following table includes information as of December 31, 2008 for our equity compensation plans.

Number of securities
Number of securities		remaining available for future
to be issued upon exercise	Weighted-average exercise	issuance under equity compensa-
of outstanding options,	price of outstanding	tion plans (excluding securities
warrants and rights (a)	options, warrants and rights	reflected in column (a))

20,000,00	$0.029	20,000,000

The following table summarizes option grants during the fiscal year ended December 31, 2008, to each of the executive officers named in the Summary Compensation Table herein.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY

No. Shares
		% of Total Options			underlying Options
	No. of Shares	Granted Employees	Expiration	Restricted	Options Granted
Name	Underlying	in FY2008	Date	Stock Grants	in FY2008

Stewart Wallach (1)	-0-	-0-	N/A	-0-	-0-
Howard Ullman	-0-	-0-	N/A	-0-	-0-
Laurie Holtz	-0-	-0-	N/A	-0-	-0-
Gerry McClinton	-0-	-0-	N/A	-0-	-0-

CURRENT BOARD OF DIRECTORS.

The background information on the directors is set forth below under "Item 1. Proposal Two: Election of Directors." Each Director's term is for one year. The incumbent and current Board of Directors are:
(1)	Stewart Wallach. Mr. Wallach has been a director since April 2007.
(2)	Gerry McClinton. Mr. McClinton has been a director since February 2008.
(3)	Howard Ullman. Mr. Ullman is the Chairman of the Board. Mr. Ullman has been a director since December 4, 2003.
(4)	Laurie Holtz. Mr. Holtz has been a director since January 2004.
(5)	Jeffrey Postal. Mr. Postal has been a director since January 2004.
(6)	Jeffrey Guzy. Mr. Guzy was appointed as a director on May 3, 2007. Mr. Guzy is deemed an "independent director."
(7)	Larry Sloven. Mr. Sloven was appointed as a director on May 3, 2007. Mr. Sloven is an outside director.

INDEPENDENT DIRECTORS

The Company is a "controlled company" under NASDAQ corporate governance rules, that is a company where 50% or more of the voting power is owned by a person or a group, and does not currently have to meet requirements for a board of directors with a majority of "independent directors." Currently, only Jeffrey Guzy qualifies as an "independent director" under the listing standards of NASDAQ. No other director qualifies as an "independent director" under those rules.

POLICY REGARDING BOARD ATTENDANCE

Company directors are expected to attend all annual and special board meetings per Company policy. An attendance rate of less than 75% over any 12 month period is grounds for removal from the Board of Directors.

ROLE OF THE BOARD OF DIRECTORS IN CORPORATE GOVERNANCE.

The Board of Directors is responsible for overseeing the Chief Executive Officer and other senior management in order to assure that such officers are competent and ethical in running the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served by such management. The directors must take a pro-active focus and approach to their obligation in order to set and enforce standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

The Company has adopted a Code of Ethics, which is posted on the Company's Website. The contents of the Company Website are not incorporated herein by reference and that Website provided in this Information Statement is intended to be an inactive textual reference only.

AUDIT COMMITTEE.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is primarily responsible for overseeing the services performed by the Company's independent public auditors, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The members of the Audit Committee in fiscal year 2008 were Laurie Holtz, Jeffrey Guzy and Gerry McClinton. The Company believes that Mr. Guzy is an independent directors under applicable NASDAQ standards.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this Information Statement and irrespective of any general incorporation language in those filings.

The Audit Committee is responsible for providing oversight to Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee monitors the Company’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee also reviews the results of the external audit with regard to the adequacy and appropriateness of our financial, accounting and internal controls over financial reporting. It also generally oversees Company’s internal compliance programs. The function of the Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee members are not professional accountants or auditors. Under its Charter, the Audit Committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require the Company to pay for such expenditures.

The Audit Committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible, based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

Company’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

(1) Company’s management has represented to the Audit Committee that the 2008 audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with Company’s management and the independent registered public accounting firm.

(2) The Audit Committee has received written disclosures and a letter from the independent registered public accounting firm, Robison Hill & Company, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) and has discussed with Robison Hill & Company their independence.

(3) Based on the review and discussion referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2008.

The foregoing report is provided by the undersigned members of the Audit Committee.

/s/Jeffrey Guzy
Jeffrey Guzy, Chairman
April 29, 2008

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE FOLLOWING REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933 OR EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

OBJECTIVES

The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company's executive officers, including the Chief Executive Officer and Chairman of the Board, and for administering the Company's stock-based compensation plans. The Compensation Committee was established in January 2005. The Compensation Committee held two meetings in fiscal year 2008. Larry Sloven and Jeffrey Guzy are committee members for 2008. The Company believes that Mr. Guzy is an independent director under applicable NASDAQ standards. Mr. Sloven is not deemed to meet those standards because of his company's product development and outsourcing contract with the Company.

On February 5, 2008, the Board of Directors changed the Compensation Committee to be the “Compensation and Nominating Committee” with the same membership as stated above. The charter of the new committee is on the Company’s Web Site. The Company is looking for independent directors to fill the Compensation Committee and, until such candidates are found, Mr. Sloven is being asked to sit as a member of the Compensation and Nominating Committee.

It is the Company's objective to pursue compensation structures with the public shareholders' interests and the Company's business objectives, reward outstanding performance, be externally competitive and internally equitable, and attract and retain best available executive talent. We seek to achieve this goal through a straightforward compensation package that relies on equity compensation and limits cash compensation and perquisites.

The Company seeks to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Company performance is the primary measure of success upon which we structure our compensation.

The Compensation and Nominating Committee evaluates and rewards our executive officers and directors based on their contribution to the achievement of short and longer-term goals. Individual and departmental performance is factored into salary increase decisions and stock option (long term incentive) awards.

Executive compensation is reviewed semi-annually, and adjustments are made to reflect performance-based factors, as well as competitive conditions.

The Compensation and Nominating Committee, together with our board, establishes compensation for our Chief Executive Officer and our other executive officers and administers the 2005 Equity Plan. The Compensation Committee has a written charter, which is available on the Company Web Site (located at http://www.chdtcorp.com).

The purpose of our Compensation Committee is to:

• discharge the board’s responsibilities relating to compensation of our executive officers;

• administer our stock option plans, stock purchase plans, restricted stock plans and any other equity incentive plans adopted; and

• provide disinterested administration of any employee benefit plans in which our executive officers are eligible to participate.

The Compensation and Nominating Committee did not use outside consultants in fiscal year 2008. It used compensation arrangements by other microcap companies to judge the appropriateness of the Company compensation arrangements.

The Company compensates people with:

Cash Compensation. Cash compensation consists of base salary and annual bonus potential. Our compensation consultant assists us in analyzing similar or “peer” companies to guide our determination of appropriate cash compensation. Our cash compensation goals for our executive officers are based upon the following principles: (1) compensation levels are comparable to industry levels as adjusted for experience and skills of individual officers; and (2) pay should retain key personnel.

Discretionary Bonus Program. In addition to base salary compensation, the Company has a bonus plan covering the executive officers pursuant to which cash bonus payments and equity awards may be made. Bonuses are calculated based upon actual achievement of pre-established goals.

Incentive Program. The Company believes that performance is achieved through an ownership culture that encourages ongoing performance by the executive officers. This is best achieved through the use of stock-based option awards. All employees are eligible to participate in our sole plan, the 2005 Equity Plan. We also issue non-qualified stock options. Our equity compensation goals for the executive officers are based upon the following principals: (1) incentive compensation should retain key personnel and reward loyal and productive employees, regardless of rank, and (2) individual awards of stock-based compensation should reflect individual performance as well as the importance of retaining such employee to our goal of achieving the Company’s then current strategic goals.

Our sole incentive plan is the 2005 Equity Plan, which allows us to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Under our 2005 Equity Plan, the Company can issue options to our officers, directors and employees to purchase shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. The date of grant for the executives is typically the date of a regularly scheduled board meeting, of which we have at least six (6) per year, but can be made at the time of job performance reviews.

Our Company does not have a program, plan or practice to select option grant dates (or set board meeting dates) to correspond with the release of material non-public information.

The Company does not have an Employee Stock Purchase Plan that provides employees with the opportunity to purchase shares of the Common Stock. We will consider adopting one in fiscal year 2008.

Our practice was to make periodic annual equity grants to our executives. In determining 2008 equity grants for executives, we considered the importance of each employee to accomplishing our strategic goals.

Benefits. The Company provides the following benefits to our senior executives generally on the same basis as the benefits provided to all employees: (1) health care and dental insurance; and (2) paid personal and vacation leave.

The Compensation and Nominating Committee believes that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

CODE OF ETHICS.

The Company has a code of ethics that applies to all of the Company's employees, including its principal executive officer, principal financial officer and principal accounting officer, and its Board. A copy of this code is available on the Company's website. The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Form 8-K.

DIRECTOR MEETINGS IN FISCAL YEAR 2008.

The Board of Directors had five official meetings in fiscal year 2008. During fiscal year 2008, all of the directors attended 75% or more of all meetings of the Board, which were held during the period of time that such person served on the Board or such committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or other written representations, the Company believes that all Section 16(a) filing requirements were met during fiscal year 2008 by the Company’s directors and officers; except: Jeffrey Postal, a director, filed a Form 4 with the SEC on February 8, 2008 to report previous issuances of shares of Common Stock to cash out loans to the Company and a Form 3 with the SEC on February 7, 2008 to report share ownership when he was initially appointed as a director. Mr. Postal is unsure if paper filings for these transactions were made in the past and elected to file in 2008 since there was no EDGAR record of such filings.

PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS. The background of the director nominees for election to the Board of Directors is set forth below. Each of the nominees is currently a director of the Company.

The Company’s Board of Directors nominated the following persons on April 29, 2009, to stand for election to the Company’s Board of Directors until their successors are elected and assume office in fiscal year 2010. The following slate was approved by Majority Shareholder Action on April 29, 2009. The nominees and their respective backgrounds are:

STEWART WALLACH, age 57, is the Chief Executive Officer and President of the Company since April 23, 2007, a director of the Company since September 22, 2006, and the founder and Chief Executive Officer and Chairman of the Board of Capstone since September 20, 2006. Mr. Wallach formed and sold Systematic Marketing, Inc., which developed and marketed products to mass markets, to Sagaz Industries, Inc., an automotive parts producer for consumers. He served as president of Sagaz Industries for 10 years before forming Capstone Industries, Inc. 1998, Mr. Wallach co-founded Examsoft Worldwide, Inc., which has developed and delivered software technology solving security challenges of laptop-based examinations for major educational institutions and state bar examiners. From 2002, he, through Systematic Development Inc., has provided executive management services to Gatekeeper Business Solutions to assist in its growth. Gatekeeper Business Solutions is a company providing technology for effective labor management and payroll services software to small and medium-sized businesses. Mr. Wallach has not been involved with Gatekeeper Business Solutions since April 2007. Mr. Wallach currently is a shareholder and director of Systematic Development, Inc. and Examsoft Worldwide, Inc.

HOWARD ULLMAN, age 49, was the Chief Executive Officer, President and Chairman of the Board of Directors from January 2003 until October 27, 2003 and then from December 1, 2003 until April 20, 2007. Mr. Ullman remains the Chairman of the Board of Directors of the Company. He voluntarily resigned all of those offices on October 27, 2003 in order to avoid any potential conflicts of interest when the Company was negotiating to purchase Mr. Ullman's Souvenir Direct, Inc. or "SDI." Upon the acquisition of 100% of SDI capital stock by the Company on or about December 1, 2003, Mr. Ullman was reappointed as Chief Executive Officer, President and Chairman of the Board of the Company on or about December 1, 2003. He resigned as the Chief Executive Officer and President on April 20, 2007 in order to allow the appointment of Stewart Wallach to those offices. He has spent the last 23 years in the souvenir, gift and promotional market with China. In 1997, he launched “China Direct Trading Company” to leverage his Far East supplier network and to broaden his product line into thousands of customized gift items ranging from mugs, key chains, and glassware to hats and lapel pins. Mr. Ullman earned his Bachelor's degree in Economics from Tulane University in 1982.

GERRY MCCLINTON, age 54. Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. His prior work experience is: (a) President of Capstone (2005 -2007); (b) General Manager of Capstone (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000(; (c) Chief Financial Officer, Firedoor Corporation, a national manufacturer of security and fire doors to the construction industry (1980-1990). Mr. McClinton received a Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

LAURIE HOTZ, age 76, is a certified public accountant practicing in the greater Miami, Florida region for over 30 years. Mr. Holtz was appointed Chief Financial Officer of the Company in December 2007. Mr. Holtz was a pioneer in development of forensic accounting and has worked as a forensic auditor in a number of cases over the years. He is the father-in-law of Howard Ullman. Mr. Holtz has served on the Board of Directors since January 2004.

JEFFREY POSTAL, age 52, has served as a director of the Company since January 2004. He is a businessman and dentist in the Miami, Florida region. Mr. Postal owns or founded: Sportacular Art, a company that is licensed by the NFL, MLB and NHL to design and manufacture sports memorabilia for retail distribution in the U.S.; Weston Sports management, which arranges appearance of athletes at major retail companies around the country; DJP Consulting, a marketing consulting company servicing companies conducting business on the Internet; and DataStream Card Services, which provides billing solutions for companies conducting business on the Internet. He is also the principal of two dental treatment cents, one being one of the largest cranio-facial pain and trauma centers in the State of Florida. Mr. Postal received a DMD from Temple University in 1984.

JEFFREY GUZY, age 57, was appointed to the Company's Board of Directors on May 3, 2007, to replace Mr. Lamadrid. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, M.S. in Electrical Engineering from Penn State University, a B.S. in Electrical Engineering from Penn State University and a Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in business development, sales, customer service or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., with Sprint International, Bell Atlantic Video Services, Loral Cyberstar and Facilicomm International. He has also started his own telecommunications company providing Internet services in Western Africa.

LARRY SLOVEN, age 60. Mr. Sloven was appointed as a director on May 3, 2007. He is the president of Asian Outsource Design Group/ISL or "AODG", which has a sourcing and development agreement with Capstone for Capstone's licensed hardware and automotive accessory programs. A U.S. Citizen, Mr. Sloven has resided in Hong Kong for over 18 years. He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American Club in Hong Kong and Chaired the Development Committee which was responsible for re engineering five major multi-million dollar re-development projects for the premier club in Asia.

Mr. Sloven's company is a product development and purchasing agent for Capstone, and a purchasing agent for Dick's sporting goods chain. He also helped develop a private label hardware and accessory line for Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc. (formerly, "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory producing cellular battery packs for AT&T along with the first cellular alkaline battery pack for Duracell. He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation. In the mid 1990's, he helped set up a JV with Rayovac and the largest alkaline consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

COMPANY BOARD OF DIRECTORS RECOMMENDS ELECTION OF EACH OF THE ABOVE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO: Ratification of Robison Hill & Company as public auditors of the Company for fiscal year 2009. Robison Hill & Company has been the public auditors of the Company since 2000.

COMPANY’S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL TWO.

D&O INSURANCE.

The Company obtained directors and officers liability insurance in fiscal year 2006 and has maintained it through fiscal year 2008. The Company believes that its current directors and officers liability insurance to be adequate to attract qualified directors and officers and cover potential liabilities.

OTHER MATTERS

No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders. One copy of the Company’s Annual Report on Form 10-K and one copy of this Information Statement are being delivered to multiple security holders sharing an address unless the Company has received contrary written instructions. The Company will deliver promptly upon written or oral request a separate copy of the Form 10K Annual Report for fiscal year ending December 31, 2008, and this Information Statement if such request is made to the Company at the address or phone number set forth on the first page of this Information Statement.

The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov which reports information statements and other information (including this Information Statement) regarding the Company.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this Information Statement.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED April 29, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.